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                          CERTIFICATE OF INCORPORATION

                                       OF

                               SPORTSCAPPERS, INC.

                          * * * * * * * * * * * * * * *

                  FIRST.  The name of the Corporation is Sportcappers, Inc.

                  SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH.  Authorized Shares.

                  1. The aggregate number of shares which the Corporation shall have authority to issue is 3,000,000, of which 1,000,000 shares of the par value of $.001 per share shall be designated as Preferred Stock, and 2,000,000 shares of the par value of $.001 per share par value shall be designated as Common Stock.

                  2. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights, and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

                  FIFTH.  Directors.

                  1. Election of directors need not be by written ballot.

                  2. Holders of the Preferred Stock, if any, have the right: (i) acting separately as one class in the aggregate to elect one Director to the Board of Directors of the Corporation, and (ii) to participate in the election of all other Directors of the Corporation according to the terms of any effective Certificate of Designation filed with the Secretary of State governing the Preferred Stock.

                  SIXTH. The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation (except as and to the extent provided in the By-Laws).


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                  SEVENTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including reasonable counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article SEVENTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article SEVENTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

                  EIGHTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, reasonable counsel fees and disbursements). Each person who serves as a director of the corporation while this Article EIGHTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article EIGHTH, and neither the amendment or repeal of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article EIGHTH are cumulative and shall be in addition to and independent of any and all other limitations on or


                                       2-


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eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

                  IN WITNESS WHEREOF, I have made, signed, and sealed this Certificate of Incorporation this 11th day of August, 1998.


                                              ---------------------------------
                                              Eric M. Roth, Incorporator


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                           CERTIIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                               SPORTCAPPERS, INC.

                               * * * * * * * * *

                  SPORTCAPPERS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, pursuant to action by unanimous written consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                  RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article 1 thereof in its entirety and substituting the following in its stead:

                         The name of the Corporation is PREDICT IT CORP.

                  SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

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                  THIRD: That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 17th day of December, 1998.


                                   SPORTCAPPERS, INC.


                                   By:
                                       -----------------------------
                                       Name:  Andrew Weissman
                                       Title: Assistant Secretary